SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☑	Definitive proxy statement.

☐	Definitive additional materials.

☐	Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12.

Community Central Bank Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.
(1)	Title of each class of security to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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(4)	Date Filed:

COMMUNITY CENTRAL BANK CORPORATION
120 North Main Street
Mount Clemens, MI 48043
August 9, 2010
Dear Fellow Stockholders:
     A special meeting of Community Central Bank Corporation’s stockholders will be held at the ConCorde Inn Banquet & Conference Center, 44315 Gratiot Avenue, Clinton Township, Michigan, on Tuesday, August 31, 2010, at 9:00 a.m.
     The Notice of a Special Meeting of Stockholders and proxy statement attached to this letter describe the formal business that will be transacted at the special meeting, primarily the consideration of an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 9,000,000 to 60,000,000 and the authorization of private placements of our securities. Our directors and officers will be present at the special meeting to respond to any questions.
     Regardless of the number of shares that you own, your vote is important. To ensure that your shares are represented at the special meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card, or vote via the internet or by telephone in accordance with the instructions set forth on the proxy card. If you prefer to vote in person at the special meeting, you will be given that opportunity, as well.
     On behalf of the Board of Directors and our employees, we look forward to seeing you at the special meeting.
Sincerely,
David A. Widlak
 President and Chief Executive Officer

GENERAL INFORMATION
VOTING PROCEDURES
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING
SOLICITATION
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INCORPORATION BY REFERENCE AND AVAILABILITY OF OTHER INFORMATION
OTHER MATTERS

COMMUNITY CENTRAL BANK CORPORATION
120 North Main Street
Mount Clemens, MI 48043
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on August 31, 2010
     NOTICE IS HEREBY GIVEN that a special meeting of stockholders of COMMUNITY CENTRAL BANK CORPORATION will be held at the ConCorde Inn Banquet & Conference Center, 44315 Gratiot Avenue, Clinton Township, Michigan, on Tuesday, August 31, 2010, at 9:00 a.m., for the purpose of considering and voting upon the following matters:
Proposal 1 – Amendment to the Articles of Incorporation to increase the authorized number of shares of common stock from 9.0 million to 60 million shares;
Proposal 2 – Approval of a private placement of our securities to accredited investors, including our insiders; and
Proposal 3 - Adjournment of the special meeting to solicit additional proxies in the event there are insufficient votes to approve either of the foregoing proposals.
     We will also consider and act upon any other business as may properly be brought before the special meeting, or any adjournment or postponement of the meeting. As of the date of this proxy statement, the Board of Directors of the Corporation is not aware of any such other business.
     Only those stockholders of record at the close of business on July 23, 2010, shall be entitled to notice of and to vote at the special meeting or any adjournments or postponements thereof.
     Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on August 31, 2010: This Notice of Special Meeting of Stockholders and the accompanying proxy statement, as well as the 2009 Annual Report on Form 10-K and March 31, 2010 Quarterly Report on Form 10-Q, are available on the internet at the following website: http://www.communitycentralbank.com/sec.
     To ensure that your shares are represented at the special meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card, or vote via the internet or by telephone. The proxy will not be used if you attend and vote at the special meeting in person. Regardless of the number of shares you own, your vote is very important. Please act today.
By Order of the Board of Directors,
David A. Widlak
President and Chief Executive Officer
Dated: August 9, 2010

2

COMMUNITY CENTRAL BANK CORPORATION
120 North Main Street
Mount Clemens, MI 48043

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION
     This proxy statement is furnished to stockholders of Community Central Bank Corporation in connection with the solicitation of proxies by its Board of Directors for use at the Corporation’s special meeting of stockholders and at any and all adjournments or postponements of the meeting. The special meeting of stockholders is being held on Tuesday, August 31, 2010, at 9:00 a.m., at the ConCorde Inn Banquet & Conference Center, 44315 Gratiot Avenue, Clinton Township, Michigan. These proxy materials are first being mailed to our stockholders on or about August 9, 2010. Community Central Bank Corporation is referred to as the “Corporation” throughout this document. Certain of the information provided herein relates to Community Central Bank, a wholly owned subsidiary of the Corporation, which is referred to in this proxy statement as the “Bank.”
What matters are being considered and what is the recommendation of our Board?
     The Board recommends that you vote:
•	FOR – Proposal 1 – Amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 9,000,000 to 60,000,000;

•	FOR – Proposal 2 – Authorization of a private placement of our securities to accredited investors, including our insiders; and

•	FOR – Proposal 3 – Adjournment of the special meeting to solicit additional proxies in the event there are insufficient votes to approve either of the foregoing proposals.
     If you submit a proxy but do not specify your vote, the proxy holders will vote in accordance with the Board’s recommendations.
VOTING PROCEDURES
Who is entitled to vote at our special meeting and what constitutes a quorum?
     Only holders of record of our common stock at the close of business on July 23, 2010, the voting record date, will be entitled to vote at the special meeting. Record holders representing a majority of our outstanding common stock, present in person or represented by proxies, constitute a quorum.
What are the voting rights of our stockholders?
     In accordance with Michigan law, Proposal 1, the amendment of our Articles of Incorporation to increase the number of authorized shares of common stock from 9,000,000 to 60,000,000 requires the affirmative vote of the holders of a majority of our outstanding shares of common stock. Proposal 2, authorization of a private placement of our securities to accredited investors, including our insiders, and Proposal 3, adjournment of the Special Meeting, require the affirmative vote of a majority of the votes cast. At the close of business on the record date, the Corporation had 3,739,881 shares of common stock outstanding, with each outstanding share entitled to one vote.
     A stockholder may abstain with respect to any item submitted for stockholder approval. Abstentions will be counted as being present for purposes of determining the existence of a quorum, but will not be counted as voting in favor of any proposal brought before the special meeting. Therefore, an abstention as to Proposal 1, the amendment of our Articles of Incorporation, will have the same effect as a vote against that proposal.
How do I vote?
     The manner in which your shares may be voted depends on how your shares are held.
     Shares Held of Record. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a stockholder on the records of our stock transfer agent, a proxy card for voting those shares will be included with this proxy statement. You may vote those shares by completing, dating, signing, and returning the proxy card in the enclosed postage pre-paid, pre-addressed envelope. Alternatively, you may vote via by telephone or via the Internet by following the instructions set forth on the enclosed proxy card.
     Shares Held in Brokerage Accounts. If you own shares through a brokerage firm (e.g., shares held in “street name”), you may instead receive a voting instruction form with this proxy statement that you may use to instruct your broker on how your shares are to be voted. As with a proxy card, you may vote your shares by completing, dating, signing, and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.
     In addition, if your shares are held in street name, under certain circumstances your brokerage firm may be permitted to vote your shares. Such entities have authority to vote their customers’ shares on certain routine matters, such as the ratification of accountants. When a firm votes its customers’ shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customers’ shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather not counted at all for these matters. Proposal 1, adoption of an amendment of our Articles of Incorporation to increase the number of authorized shares of common stock from 9,000,000 to 60,000,000, and Proposal 2, authorization of a private placement of our securities to accredited investors, including our insiders, are non-routine matters.
Who can attend our special meeting?
     If you own common stock of record, you may attend the special meeting and vote in person, regardless of whether you have previously voted by mail, telephone or Internet. If you own common stock through a brokerage account, you may attend the special meeting, but in order to vote your shares at the special meeting, you must obtain a “legal proxy” from the brokerage firm that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy. To ensure that your shares are represented at the special meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card, or vote via the internet or by telephone. The proxy will not be used if you attend and vote at the special meeting in person.
May I change my vote?
     Any stockholder holding common stock of record may revoke a previously granted proxy at any time before it is voted, by:
•	signing another proxy with a later date;

•	voting by telephone or on the Internet — your latest telephone or Internet vote will be counted;

•	giving written notice of the revocation of your proxy to the Secretary of the Corporation prior to the annual meeting; or

•	voting in person at the annual meeting.
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership
     The following table presents information regarding the beneficial ownership of the Corporation’s common stock as of July 23, 2010, the voting record date for the special meeting, by each of our directors and executive officers. The persons named in the following table have sole voting and investment powers for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. The address of each person named in the table is the same address as the Corporation. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of the Corporation.

	Amount and Nature
	of Beneficial		Percent of
Name of Beneficial Owner	Ownership(1)		Common Stock

Gebran S. Anton, Director	338,698	(2)	8.9%
Salvatore Cottone, Director	209,209	(3)	5.6%
Celestina Giles, Director	31,013	(4)	*
Joseph F. Jeannette, Director	173,676	(5)	4.6%
James T. Mestdagh, Director	5,362		*
Dean S. Petitpren, Chairman of the Board	359,112	(2)	9.4%
John W. Stroh, III, Director	159,933	(2)(6)	4.1%
David E. Weber, Director	45,067	(7)	1.2%
David A. Widlak, President, CEO and Director	155,084	(8)(9)	4.1%
Ray T. Colonius, Treasurer and CFO	87,428	(9)	2.3%
Sam A. Locricchio, EVP and Sr. Loan Officer of the Bank	34,003	(8)	*
All directors and executive officers of the Corporation as a group (11 persons)	1,598,585	(9)	38.6%

(1)	Includes shares of Corporation common stock and Series A Preferred Stock (defined below) held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members’ families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares of common stock the group member may be deemed to have sole or shared voting and/or investment powers.

(2)	Includes Series A noncumulative convertible perpetual preferred stock (“Series A Preferred Stock”) that is convertible at any time, at the holder’s election on a 1-for-100 basis (subject to normal anti-dilution adjustment) into common stock of the Corporation, subject to a limitation that it cannot be converted into common stock to the extent such conversion would cause the holder to own more than 9.9% of the Corporation’s outstanding common stock at the time. The Series A Preferred Stock held by the following named individual is convertible into the following amounts of common stock: Mr. Anton – 50,000 shares; Mr. Petitpren – 30,000 shares; and Mr. Stroh – 125,000 shares.

(3)	Includes 194,532 shares of common stock owned solely by Mr. Cottone’s spouse and 4,076 shares of common stock held as custodian for his grandchildren under the UGMA.

(4)	Includes 10,168 shares of common stock owned solely by Mrs. Giles’ spouse.

(5)	Includes 30,025 shares of common stock held in trusts for the benefit of Mr. Jeannette’s children for which he is the trustee.

(6)	Includes 7,047 shares of common stock and 1,000 shares of Series A Preferred Stock that is convertible into 100,000 shares of common stock owned solely by Mr. Stroh’s spouse. The Series A Preferred Stock held by Mr. Stroh’s spouse is included as part of the common stock beneficially owned by Mr. Stroh as reported in footnote 2 above.

(7)	Includes 250 shares of Series B Cumulative convertible perpetual preferred stock (“Series B Preferred Stock”) that is convertible at any time, at the holder’s election on a 1-for-125 basis (subject to normal anti-dilution adjustment) into common stock of the Corporation, subject to a limitation that it cannot be converted into common stock to the extent such conversion would cause the holder to own more than 9.9% of the Corporation’s outstanding common stock at the time.

(8)	Includes 717 shares of common stock owned solely by Mr. Widlak’s spouse.

(9)	Includes shares of common stock as to which the named individual has the right to acquire beneficial ownership, currently or within 60 days after July 23, 2010, pursuant to the exercise of stock options: Mr. Widlak – 73,592 shares; Mr. Colonius – 64,732 shares; Mr. Locricchio – 30,778 shares and all directors and executive officers as a group – 169,102 shares.
     The table below shows the beneficial ownership of the Corporation’s common stock held by each person who was known by the Corporation to own beneficially more than 5% of the Corporation’s common stock as of July 23, 2010 and not otherwise reported in the table above. To the best of the Corporation’s knowledge, no other person owns more than 5% of the Corporation’s outstanding common stock.

Name and Address	Amount and Nature of		Percent of
of Beneficial Owner	Beneficial Ownership		Common Stock

Tontine Financial Partners, L.P.	204,999	(1)	5.5%
Tontine Management, L.L.C.
Jeffrey L. Gendell
55 Railroad Avenue, 3rd Floor
Greenwich, CT 06830

Great Oaks Capital Management, LLC	215,232	(2)	5.8%
GOCP, LLC
Great Oaks Strategic Investment Partners, LP
Andrew K. Boszardht, Jr.
660 Madison Avenue, 14th Floor
New York, NY 10065

(1)	Based on information in a Schedule 13G, dated February 12, 2010, filed by Tontine Financial Partners, L.P. (“TFP”), a Delaware limited partnership, Tontine Management, L.L.C. (“TM”), a Delaware limited liability company which is the general partner of TFP, and Jeffrey L. Gendell, who is the managing partner of TM. TFP, TM and Mr. Gendell have reported shared voting and shared dispositive power over all of the reported shares.

(2)	Based on information in a Schedule 13G, dated April 12, 2010, filed by (i) Great Oaks Strategic Investment Partners, LP, a Delaware limited partnership (the “Fund”), (ii) GOCP, LLC, a Delaware limited liability company (the “General Partner”), which serves as the general partner of the Fund, (iii) Great Oaks Capital Management, LLC, a Delaware limited liability company (the “Investment Manager”), which serves as the investment manager of the Fund, (iv) Andrew K. Boszhardt, Jr., the managing member and controlling person of the General Partner and the Investment Manager, and (v) Zoltan H. Zsitvay, the advisor of the Investment Manager with respect to the Fund (all of the foregoing, collectively, the “Filers”). The Fund is a private investment vehicle formed for the purpose of investing and trading in a wide variety of securities and financial instruments. Messrs. Boszhardt and Zsitvay, the Investment Manager and the General Partner may be deemed to share with the Fund (and not with any third party) voting and dispositive power with respect to the shares held directly by the Fund. Each Filer disclaims beneficial ownership with respect to any shares other than the shares owned directly by such Filer.

PROPOSAL 1 — ADOPTION OF AN AMENDMENT TO OUR
ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK FROM 9,000,000 TO 60,000,000
General
     On July 20, 2010, our Board of Directors unanimously approved a resolution recommending that Article III of our Articles of Incorporation (the “Articles of Incorporation”) be amended to increase the number of shares of our authorized common stock to 60,000,000 shares from 9,000,000 shares, subject to the approval of our stockholders. Adoption of such an amendment requires the approval of the holders of a majority of our common shares outstanding.
General
     This proposal would amend Article III of our Articles of Incorporation to read as follows with respect to total shares of capital stock authorized:
ARTICLE III
Capital Stock
     The total number of shares of all classes of stock which the corporation shall have authority to issue 61,000,000 shares which shall be divided into two classes as follows:
     (1) 1,000,000 shares of Preferred Stock (Preferred Stock); and
     (2) 60,000,000 shares of Common Stock.
The remainder of Article III will not be amended by the proposed amendment and will remain unchanged.
     The following table illustrates the effect the proposed amendment would have on the number of shares of common stock available for issuance if the amendment is adopted.

	As of June 30, 2010	If Amendment is Adopted
Common Shares Authorized	9,000,000	60,000,000
Common Shares Issued and Outstanding	3,739,881	3,739,881
Common Shares Reserved for Issuance(*)	1,337,579	1,337,579
Common Shares Available for Issuance	3,922,540	54,922,540

(*)	Pursuant to outstanding warrants, stock-based incentive plans, and upon conversion of outstanding shares of Series A preferred stock and Series B preferred stock.
Reasons for this Proposal
     To provide the Corporation with greater flexibility to raise capital in the current economic environment, the proposed amendment would increase the number of authorized shares of common stock by 51,000,000 shares to 60,000,000 shares.
     The additional shares of common stock would be available for sale to the public, or to private investors as described in Proposal 2, for additional capital. The Board of Directors believes that it is in the Corporation’s best interest to increase the number of authorized but unissued shares of common stock in order to meet our current business and financing needs. Since December 2008, we have raised approximately $7.8 million to support our operations, however, additional capital is still needed. The weakness in the local economy continues to affect parts of our loan portfolio requiring a higher allowance for loan losses. We recorded a $8.2 million provision for loan losses in the first quarter of 2010. In addition, net charge-offs for the first quarter represented 6.70% of total average loans on an annualized basis. Total nonaccruing loans and loans past due 90 days or more and still accruing interest totaled $22.9 million, or 5.72% of total loans at March 31, 2010 and the allowance for loan losses at March 31, 2010 was $14.5 million, or 3.62% of total loans.
     As of March 31, 2010, the Corporation and the Bank were considered undercapitalized based on Federal banking regulations. Improving our capital ratios is essential for ensuring the health of the Bank and the Corporation during these difficult economic times and is in the best long-term interest of all of our stockholders.
     Our Board of Directors believes that the availability of these additional shares will provide the Corporation with the capability and flexibility to increase our capital through the issuance of common stock and preferred stock for a variety of purposes that the Board of Directors may deem advisable, the primary purpose of which would be to increase our capital position. Other purposes include issuing stock for possible acquisition transactions and for other general corporate and business purposes. As of the close of business on August 2, 2010, our stock price was $1.26 per share. As a result, the Board of Directors believes that the current 3,922,540 authorized but unissued and unreserved shares of common stock are insufficient to support our current capital needs under existing market conditions.
     We are currently exploring various capital-raising alternatives, including the issuance of common stock and convertible preferred stock as described in Proposal 2.
Potential Changes in Control
     The increase in the authorized number of shares of common stock could have possible anti-takeover effects. These authorized but unissued shares could (within the limits imposed by applicable law and Nasdaq listing rules) be issued in one or more transactions that could make a change of control of the Corporation more difficult and, therefore, more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Corporation by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors although perceived to be desirable by some stockholders. The Board of Directors has not proposed this amendment for anti-takeover purposes and, as described below, subsequent stockholder approval will be required for most transactions which would constitute a change in control.
Potential Effects of the Amendment
     Adoption of the amendment to our Articles of Incorporation would not affect the rights of the holders of currently outstanding common stock or preferred stock. If additional authorized shares of common stock or securities that are convertible into, exchangeable for, or exercisable for shares of common stock are issued, our existing stockholders could, depending upon the price realized, experience significant dilution of earnings per share and voting power. We are seeking approval for certain such transactions pursuant to Proposal 2. When and if additional shares of our common stock are issued, such new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share on all matters and to participate in dividends when and to the extent declared and paid. When and if additional shares of our preferred stock are issued, such new shares would have the rights, preferences and limitations as determined by the Board of Directors.

Subsequent Stockholder Approval
     The issuance of shares of common stock, or shares of preferred stock convertible into shares of common stock, could have possible anti-takeover effects. However, if an amount of shares of common stock in excess of 20% of our outstanding shares are to be sold and issued at a price less than the greater of book or market value, other than in a public offering, or issued in connection with the acquisition of another company’s stock or assets, or as equity compensation for our officers, directors, employees or consultants, Nasdaq listing rules require that we obtain stockholder approval prior to issuing such shares. Similarly, if an issuance of common stock would effect a change in control of the Corporation, Nasdaq rules will also require stockholder approval prior to such issuance. See Proposal 2 below.
     The Board of Directors Unanimously Recommends that stockholders Vote “FOR” the Amendment of the Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock from 9,000,000 to 60,000,000.
PROPOSAL 2 – AUTHORIZATION OF A PRIVATE PLACEMENT
OF OUR SECURITIES TO ACCREDITED INVESTORS, INCLUDING OUR INSIDERS
     Our Board of Directors is considering various capital raising options to bring our Corporation and the Bank into regulatory capital compliance as required by Federal banking regulations, and to support the future growth of the Corporation and the Bank. On July 20, 2010, our Board of Directors unanimously resolved to seek our stockholders’ authorization to conduct a private placement of our securities, within certain parameters, to raise additional capital necessary to meet the Corporation’s immediate capital requirements.
Background
     Under Nasdaq rules, a private placement of common stock, or securities convertible into common stock, at a price less than the greater of market value per share or book value per share, which would result in the issuance of an amount of shares of common stock greater than 20% of our outstanding shares, requires the prior approval of the holders of a majority of our shares of common stock which are voted on such a proposal. In addition, Nasdaq rules also require the same vote of approval if shares of common stock are to be sold to our officers, directors, employees or consultants at a price less than the greater of market or book value, because such a sale is viewed as equity compensation to such classes of individuals.
     Under the Nasdaq’s rules, “market value” is the consolidated closing bid price immediately preceding the entering into of the binding agreement to issue the securities. That is, if the transaction is entered into during market hours before the close of the regular session at 4:00 p.m. Eastern Time, the previous trading day’s consolidated closing bid price is used. If it is after the close of the regular session, then that day’s consolidated closing bid price is used. “Book value” under Nasdaq’s rules is the common stockholders’ equity from the company’s most recent filing with the Securities and Exchange Commission. Book value per share is the common stockholders’ equity divided by the total shares outstanding. Goodwill and other intangible assets are included in a company’s book value. Based on the forgoing definitions, as of March 31, 2010 (the latest available information), the Corporation’s book value per share was $2.17 and as of August 2, 2010, the most, recent practicable date prior to the mailing of this proxy statement, the Corporation’s market value per share was $1.25.
     In addition, under the Nasdaq rules, a “change of control” will be deemed to have occurred where an investor or group of investors acquires, or obtains the right to acquire, 20% or more of the common stock (or securities convertible into common stock) or the voting power of an issuer on a post-transaction basis, unless, following the transaction, either:

•	another shareholder or group of shareholders unaffiliated with the investor or group of investors has a greater interest than the investor or group of investors, or

•	the issuer’s management and directors as a group (other than anyone affiliated with the investor or group of investors) have a larger interest than the investor or group of investors.
     Accordingly, stockholder approval will be required prior to the issuance of any securities by the Company that will result in a change in control of the Company, as defined under the Nasdaq rules described above.
Terms of Potential Offerings
     As part of its consideration of various capital raising options, our Board of Directors believes it is in the best interest of stockholders to be able to effect a private placement of equity securities, without further stockholder approval, to raise additional capital should an appropriate opportunity arise. As of March 31, 2010, the Corporation and the Bank were considered undercapitalized based on Federal banking regulations. Improving our capital ratios is essential for ensuring the survival of the Bank and the Corporation during these difficult economic times and is in the best long-term interest of all of our stockholders. Therefore, we are seeking your approval to issue either common stock, which does not have preemptive rights, or preferred stock on the following terms and conditions.
     Common Stock Private Placement
     If we issue common stock, par value $0.01 per share, as authorized by this proposal (a “Common Stock Private Placement”), we will not issue more than 30,000,000 shares and we will not issue shares at a price less than 80% of market value, as determined under Nasdaq rules.
     We will also limit participation by our executive officers, directors and their affiliates (collectively, “Insiders”) in a Common Stock Private Placement to acquiring no more than 10,000,000 shares at the same price limit. In no event will Insiders be permitted to invest at a lesser price than other investors in a Common Stock Private Placement.
     Any Common Stock Private Placement made pursuant to this proposal would be completed, and the shares of common stock issued, by no later than February 28, 2011.
     Preferred Stock Private Placement
     Alternatively, we are also seeking stockholder authorization to issue convertible or nonconvertible preferred stock, no par value per share (a “Preferred Stock Private Placement”). If we conduct a Preferred Stock Private Placement, we will not issue shares of preferred stock that are convertible into more than 30,000,000 shares of common stock and the preferred shares will not have a conversion price set at a price less than 80% of market value, as determined by Nasdaq rules, on the date of issuance. Other terms of preferred stock will be determined by the Board of Directors and we will not obtain further stockholder approval therefor. Such terms may include the existence or absence of preemptive rights, any liquidation preference, any right to cumulative dividends or any dividend rate, voting rights, any redemption rights or price, any maturity date, or other similar matters.
     We will also limit participation by our Insiders in a Preferred Stock Private Placement to acquiring preferred shares convertible into no more than 10,000,000 shares of common stock with the same minimum conversion price requirement. In no event will Insiders be issued preferred stock at a different price, with a different conversion price or with different terms as other investors in a Preferred Stock Private Placement.

     Any Preferred Stock Private Placement made pursuant to this proposal would be completed, and the shares of preferred stock issued, by no later than February 28, 2011.
Reasons for this Proposal
     We are seeking approval to issue shares of common stock in a Common Stock Private Placement or shares of preferred stock in a Preferred Stock Private Placement so that we may take advantage of a capital raising opportunity should one arise in the six months following the special meeting, without having to conduct a subsequent meeting of stockholders to obtain further approval of our stockholders.
     The proceeds of any such offering would be used to provide much needed capital to the Corporation and the Bank to increase our capital ratios and to absorb possible future loan losses, to fund possible strategic acquisitions, or to fund our operating expenses at the holding company level. At this time, we would expect all of the proceeds from a Common Stock Private Placement or Preferred Stock Private Placement to be utilized to support the Bank and to increase our capital ratios and for loan loss reserves.
Potential Effects of this Proposal
     The completion of a Common Stock Private Placement would not affect the rights of the holders of currently outstanding common stock, but could, depending upon the price realized, cause dilution of earnings per share and voting power. When and if additional shares of our common stock are issued, such new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share on all matters voted on by stockholders and to participate in dividends when and to the extent declared and paid.
     The completion of a Preferred Stock Private Placement could affect the rights of the holders of currently outstanding common stock. Shares of preferred stock could be issued with preferences as to liquidation rights or dividend rights, or with preemptive rights. If shares of preferred stock are issued with preferences as to liquidation or dividend rights, less cash could be made available to common stock holders in the event we are forced to liquidate or if we pay a dividend. If shares of preferred stock are issued with preemptive rights, preferred stock holders may have the right the maintain their relative ownership of the Corporation when common stock holders are not afforded the same right. If preferred stock is issued with voting rights, the voting power of common stock holders could be diluted. If shares of preferred stock are issued and are convertible into shares of common stock, such shares could affect common stockholders as described above.
     The Board of Directors Unanimously Recommends that Stockholders Vote “FOR” the Authorization of a Private Placement of our Securities to Accredited Investors.
PROPOSAL 3 — ADJOURNMENT OF SPECIAL MEETING
     The Board of Directors seeks your approval to adjourn the special meeting in the event there are insufficient votes at the special meeting to approve Proposal 1 or Proposal 2. A number of our shares of common stock are held in “street name,” therefore it can take longer for some of our stockholders to receive proxy solicitation materials and to return their proxy cards. In order to permit proxies that have been timely received to be voted for an adjournment, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the special meeting, and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to stockholders, other than an announcement made at the special meeting.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING
     Any proposal submitted by a stockholder for the 2011 annual meeting of stockholders should be sent to Lisa Medlock, Corporate Secretary, at 120 North Main Street, PO Box 7, Mount Clemens, MI 48046-0007. Proposals must be received by December 22, 2010, in order to be eligible to be included in the Corporation’s proxy statement for that meeting. Stockholder proposals to be considered for presentation at next year’s annual meeting, although not included in the proxy statement, must be received at our executive office at least 10 days prior to the date of the annual meeting.
     All stockholder proposals for inclusion in the Corporation’s proxy materials shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and, as with any stockholder proposal (regardless of whether it is included in proxy materials), the Corporation’s articles of incorporation and bylaws and Michigan law.
SOLICITATION
     The cost of soliciting proxies on behalf of the Board of Directors for the special meeting will be borne by the Corporation. Proxies may be solicited by directors, officers, or our other employees, in person, or by telephone, e-mail, or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses. The Corporation also has retained Georgeson Shareholders Communications, Inc. to aid in the solicitation of stockholders, brokers and banks for an estimated fee of $5,000, plus reasonable out-of-pocket expenses.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Representatives of Plante & Moran, PLLC, our independent registered public accounting firm for the current year and for the year ended December 31, 2009, are not expected to attend the special meeting.
INCORPORATION BY REFERENCE AND AVAILABILITY OF OTHER INFORMATION
     Our financial statements are included in our 2009 Annual Report to Stockholders, which is filed as Exhibit 13 to our 2009 Annual Report on Form 10-K, and our March 31, 2010 Form 10-Q. Our 2009 Annual Report on Form 10-K, including the Annual Report to Stockholders, and our March 31, 2010 Form 10-Q are incorporated herein by reference and are being distributed with this proxy statement. These documents are also available in the Shareholders section of our website, www.communitycentralbank.com. Additional printed copies of these documents are available to stockholders at no charge. Any stockholder who would like additional copies may contact:
Community Central Bank Corporation
100 N. Main Street
Mt. Clemens, MI 48043
Attention: Ray T. Colonius, Chief Financial Officer
(586) 783-4500
     We currently file periodic reports (including Form 10-K’s and Form 10-Q’s) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 100 F Street, NE, Washington, DC 20549. The Securities and Exchange Commission maintains a website that contains registration statements, reports, proxy and information statements, and other information regarding registrants that file electronically. Information filed by Community Central Bank Corporation is also available for review on this website at www.sec.gov.
OTHER MATTERS
     The Board of Directors does not know of any other matters to be brought before the special meeting. If other matters are presented upon which a vote may properly be taken, it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on August 31, 2010. Please note that the last vote received, whether by telephone, Internet or mail, will be the vote counted. Vote by Internet • Log on to the Internet and go to www.investorvote.com/CCBD • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Special Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.? A Proposals — The Board of Directors recommends a vote FOR Proposals 1 — 3. 1. Amendment to the Articles of Incorporation to increase the authorized number of shares of common stock from 9.0 million to 60 million shares. 3. Adjournment of the special meeting to solicit additional proxies in the event there are insufficient votes to approve either of the foregoing proposals. B Non-Voting Items Change of Address — Please print new address below. For Against Abstain For Against Abstain 2. Approval of a private placement of our securities to accredited investors, including our insiders. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized person who should state his or her title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 03A V 0185MB

Dear Stockholder, Please take note of the important information enclosed with this proxy card. You are requested to vote on a proposal to amend the Corporation’s articles of incorporation to increase the authorized number of shares of common stock and a proposal to approve a private placement of the Corporation’s securities, as further discussed in the enclosed proxy materials. You are also being asked to vote on a proposal to permit adjournment of the special meeting to solicit additional proxies in the event there are insufficient votes to approve either of the foregoing proposals. Your board of directors recommends that you vote “FOR” each of the proposals listed on this proxy card. Your vote counts and you are strongly encouraged to exercise your right to vote your shares. Please complete, date, sign and mail the attached proxy card promptly in the enclosed postage-paid envelope or vote via the internet or by telephone by following the instructions on the reverse side hereof. Thank you in advance for your prompt consideration of this matter. Sincerely, David A. Widlak President and Chief Executive Officer IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.? Revocable Proxy — COMMUNITY CENTRAL BANK CORPORATION 120 North Main Street Mount Clemens, MI 48043 The undersigned hereby appoints the Board of Directors of Community Central Bank Corporation as proxies to vote all of the shares of common stock of Community Central Bank Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders of Community Central Bank Corporation to be held at the ConCorde Inn Banquet and Conference Center, 44315 Gratiot Avenue, Clinton Township, Michigan 48036, on Tuesday, August 31, 2010, at 9:00 a.m., or at any adjournment or postponement thereof, as indicated on the reverse side. This proxy, when properly executed and timely returned, will be voted as directed herein. If no direction is given, this proxy will be voted “FOR” each of the proposals listed in the proxy statement and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE, AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU VOTE VIA THE INTERNET OR BY TELEPHONE, YOU DO NOT NEED TO RETURN THIS CARD. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: Community Central Bank Corporation’s Notice of Special Meeting of Stockholders, the Special Meeting Proxy Statement, the 2009 Annual Report on Form 10-K and the March 31, 2010 Quarterly Report on Form 10-Q are available on the internet at the following website: http://www.communitycentralbank.com/sec.